Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102699), Registration Statement on Form S-3 (File No. 333-197129), and the Registration Statements on Form S-8 pertaining to QCR Holdings, Inc. 401(k) / Profit Sharing Plan (File No. 333-116022), QCR Holdings, Inc. 2005 Deferred Income Plan (File No. 333-127466), QCR Holdings, Inc. 2008 Equity Incentive Plan (File No. 333-15042), QCR Holdings, Inc. 2013 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. 2010 Equity Incentive Plan (File No. 333-188391), and QCR Holdings, Inc. Amended and Restated Employee Stock Purchase Plan (File No. 333-188391) of our report dated March 12, 2015 relating to our audits of the consolidated financial statements and internal control over financial reporting which appears in this Annual Report on Form 10-K of QCR Holdings, Inc. for the year ended December 31, 2014.

/s/ McGladrey LLP

Davenport, Iowa

March 12, 2015